UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 of 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2015

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or		Identification No.)
organization)

405 Park Avenue, 14th Floor

New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Wheelock Amendments

On each of December 2, 2015 and December 8, 2015, American Realty Capital Hospitality Trust, Inc. (the “Company”) entered into an amendment (the “Amendments”) to the Agreement for Sale and Purchase with affiliates of Wheelock Real Estate Fund, L.P. (“Wheelock”) dated June 2, 2015, pursuant to which the Company has the right to acquire five hotels (collectively, the “Wheelock Portfolio”).

The Amendments extend the closing date of the acquisition of the Wheelock Portfolio from December 3, 2015 to December 15, 2015 in exchange for additional cash earnest money deposits of $2.0 million in the aggregate, thereby increasing the Company’s total, non-refundable earnest money deposit funded toward the purchase of the Wheelock Portfolio to $10.0 million. The Amendments also increase the aggregate cash purchase price of the Wheelock Portfolio by $0.5 million to $92.9 million. In addition, the Company now has certain rights to acquire less than all the hotels at the closing subject to forfeiture of a portion of the earnest money previously deposited.

The description of the Amendments in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Amendments. Copies of the Amendments will be filed as exhibits to the Company's next Annual Report on Form 10-K or an earlier filing with the Securities and Exchange Commission.

Grace Guarantor Releases

On December 2, 2015, the Company entered two loan guarantor release agreements (the “Agreements”) with respect to the mortgage loan (the “Assumed Grace Mortgage Loan”) and the mezzanine loan (the “Assumed Grace Mezzanine Loan” and, together with the “Assumed Grace Mortgage Loan,” the “Assumed Grace Indebtedness”) the Company assumed in connection with its acquisition of the 96 hotels that serve as collateral under the Assumed Grace Indebtedness as part of the 116 hotels (the “Grace Portfolio”) the Company acquired on February 27, 2015. As of December 2, 2015, there was $904.0 million outstanding under the Assumed Grace Indebtedness, which is scheduled to mature on May 1, 2016, subject to three (one-year) extension rights which, if all three are exercised, would result in an outside maturity date of May 1, 2019.

Following the closing of the acquisition of the Grace Portfolio, the previous guarantors of the Assumed Grace Indebtedness (the “Goldman Guarantors”) remained as guarantors, together with the Company and its operating partnership, with respect to certain limited recourse obligations and environmental indemnities under the Assumed Grace Indebtedness (the “Recourse Guarantees and Environmental Indemnitees”). The Goldman Guarantors are affiliates of the sellers of the Grace Portfolio, which are subsidiaries of Whitehall Real Estate Funds, an investment arm controlled by The Goldman Sachs Group, Inc.

Pursuant to the Agreements, the lenders under the Assumed Grace Indebtedness agreed to replace the Goldman Guarantors pursuant to the terms of the Assumed Grace Indebtedness, and the Goldman Guarantors were released from their obligations under the Recourse Guarantees and Environmental Indemnitees arising from events occurring after December 2, 2015. In connection with such release, the Company and its operating partnership became obligated to maintain, without consolidation with the Goldman Guarantors, an aggregate net worth of not less than $250.0 million and aggregate liquid assets of not less than $20.0 million, pursuant to the Recourse Guarantees and Environmental Indemnitees.

On December 2, 2015, in connection with the release of the Goldman Guarantors under the Agreements, certain entities, which are affiliates of the Goldman Guarantors, including the holders of the preferred equity interests (the “Grace Preferred Equity Interests”) issued in February 2015 to finance a portion of the purchase price of the Grace Portfolio, executed releases (the “Releases”) of certain individual members of the parent of the Company’s sponsor, including Nicholas S. Schorsch and the executive chairman of the Company, William M. Kahane, from their personal guarantee of the obligation of the Company to redeem all of the Grace Preferred Equity Interests issued and certain limited recourse obligations, as well as an obligation to provide indemnification with respect to environmental matters related to the Grace Portfolio. The Releases also released the same individuals from their obligations, pursuant to a supplemental guaranty, to reimburse the Goldman Guarantors for any payments they were required to make as a result of the Recourse Guarantees and Environmental Indemnitees.

Other than as described herein, there are no material relationships between the Goldman Guarantors and their affiliates, on the one hand, and the Company, on the other hand.

The description of the Agreements and the Releases in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms thereof. Copies of the Agreements and the Releases will be filed as an exhibit to the Company's next Annual Report on Form 10-K or an earlier filing with the Securities and Exchange Commission.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 2, 2015, the Company completed the acquisition of two hotels (the “Second Noble Closing Hotels”) from affiliates of Noble Investment Group, LLC for an aggregate purchase price of $59.0 million, which was funded with $4.4 million previously paid as an earnest money deposit, $12.3 million in proceeds from the Company’s initial public offering and $42.3 million from an advance, secured by a mortgage on the Second Noble Closing Hotels, under the Company’s existing term loan agreement with Deutsche Bank AG New York Branch.

The following table lists information about the Second Noble Closing Hotels.

Hotel	Location	Number of Rooms

Courtyard Columbus Downtown	Columbus, OH	150
Hyatt House Cobb Galleria	Atlanta, GA	149

The Second Noble Closing Hotels were purchased pursuant to agreements among wholly-owned subsidiaries of the Company’s operating partnership and affiliates of Noble Investment Group, LLC, which were first entered into on June 15, 2015 (collectively and as amended from time to time thereafter, the “Noble Agreement”). The Noble Agreement provides for the purchase and sale of fee simple interests in the Second Noble Closing Hotels and 11 other hotels (collectively, the “Noble Portfolio”) in four separate closings for an aggregate cash purchase price of approximately $300.0 million, subject to closing prorations and other adjustments. The first of these closings, with respect to two hotels in the Noble Portfolio (the “First Noble Closing Hotels”), was completed on November 2, 2015. Pursuant to the Noble Agreement, the two remaining closings are scheduled to occur by the end of the first quarter of 2016, and the Company has certain rights to postpone these closings.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required with respect to the Noble Portfolio will be filed no later than 71 days after the date the Current Report on Form 8-K reporting the completion of the acquisition of the First Noble Closing Hotels was required to be filed.

(b) Pro forma financial information.

The pro forma information required with respect to the Noble Portfolio will be filed no later than 71 days after the date the Current Report on Form 8-K reporting the completion of the acquisition of the First Noble Closing Hotels was required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: December 8, 2015	By:	/s/ Jonathan P. Mehlman
	Name:	Jonathan P. Mehlman
	Title:	Chief Executive Officer and President